Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (“Agreement”), dated as of 1 October 2020, by NEC PAYMENTS B.S.C. (CLOSED) a company registered at Office 32, Classic Tower, Building 869, Road 3618, Block 436, Seef District, Kingdom of Bahrain with commercial registration number 92080-1 (“NECP”); and APPTECH CORP., a corporation incorporated in the State of Wyoming whose principal office is at 5876 Owens Avenue, Suite 100, Carlsbad CA 92008, United States of America (“AppTech”).

RECITALS

WHEREAS, pursuant to that certain Subscription License and Service Agreement of even date herewith by NECP and AppTech (the “SLSA”), NECP shall be issued that certain number of common stock, par value $0.001 per share of the Company (the “Common Stock”) that is equal to fifteen percent (15%) of the total issued and outstanding shares of the Company upon the occurrence of the Funding (the “Restricted Shares”) in accordance with the terms of the SLSA.

WHEREAS, at issuance, the Restricted Shares will be unregistered shares.

WHEREAS, in connection with the grant and issuance of the Restricted Shares, AppTech has agreed to grant certain registration rights as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(i)	Agreement: as defined in the opening paragraph.

(ii)	Common Stock: as defined in the recitals.

(iii)	Effectiveness Period: as defined in Section 5.1(b).

(iv)	Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(v)	Incidental Registration: as defined in Section 2.1.

(vi)	Piggy-Back Request: as defined in Section 2.1.

(vii)	Prospectus: the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(viii)	Registrable Securities: the Restricted Shares and any other securities issued or issuable with respect to the Restricted Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, provided that any particular shares of such Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such shares shall have become eligible to be sold to the public by the Holder pursuant to Rule 144 under the Securities Act, or (iii) subsequent disposition of such shares shall not require registration or qualification of them under the Securities Act or of any similar state law then in force.

(ix)	Registration: a registration of securities (including Registrable Securities) under the Securities Act.

(x)	Registration Expenses: any and all expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation (i) all SEC, stock exchange and other registration, listing and filing fees (other than fees and expenses incurred in connection with compliance with state securities or blue sky laws); (ii) all fees and expenses incurred in connection with compliance with the rules for trading securities on any stock exchange on which the Common Stock is traded (including reasonable fees and disbursements of counsel to the underwriters in connection with such compliance and the preparation of a Blue Sky Memorandum and legal investment survey), (iii) all expenses of printing, distributing, mailing and delivering any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any “cold comfort” letters required by or incident to such performance and compliance, (v) the fees and expenses of any trustee, transfer agent, registrar, escrow agent or custodian, (vi) the expenses customarily borne by the issuer incurred in connection with making road show presentations, if any, to facilitate the distribution and sale of Registrable Securities, and (vii) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties).

(xi)	Registration Statement: any registration statement of the Company that covers any Registrable Securities filed or to be filed pursuant to this Agreement in connection with a Registration of Registrable Securities pursuant to Section 2, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(xii)	Restricted Shares: as defined in the recitals.

(xiii)	Rule 144: Rule 144 (or any successor provision) under the Securities Act.

(xiv)	SEC: the Securities and Exchange Commission.

(xv)	Securities Act: the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(xvi)	Underwritten Registration or Underwritten Offering: a Registration in which securities of the Company (including Registrable Securities) are sold to an underwriter for reoffering to the public.

Terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the SLSA.

SECTION 2. Incidental Registration Rights.

2.1 Requests for Incidental Registration. If AppTech proposes to register any of its Common Stock (other than pursuant to a Registration on Form S-4 or S-8 or any successor form), it will give prompt written notice to NECP of its intention to effect such Registration (the “Incidental Registration”). Within fifteen (15) days of receiving such written notice of an Incidental Registration, NECP may make a written request (the “Piggy-Back Request”) that the Company include in the proposed Incidental Registration all, or a portion, of the Registrable Securities owned by NECP (which Piggy-Back Request shall set forth, if applicable, the Registrable Securities intended to be disposed of by NECP and the intended method of disposition thereof).

2.2 Obligation to Effect Incidental Registration.

(a) AppTech shall use all commercially reasonable efforts to include in any Incidental Registration all Registrable Securities which AppTech has been requested to register pursuant to any timely Piggy-Back Request to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

(b) Notwithstanding the preceding Sections 2.1 and 2.2(a):

(i) AppTech shall not be obligated pursuant to this Section 2 to effect a Registration of Registrable Securities requested pursuant to a timely Piggy-Back Request if AppTech discontinues the related Incidental Registration at any time prior to the effective date of any Registration Statement filed in connection therewith;

(ii) if a Registration pursuant to this Section 2 involves an underwritten offering, and the managing underwriter (or, in the case of an offering that is not underwritten, an investment banker) shall advise AppTech that, in its opinion, the number of securities requested and otherwise proposed to be included in such Registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, AppTech will include in such Registration to the extent of the number which AppTech is so advised can be sold in such offering, first, the securities AppTech proposes to sell for its own account in such Registration and second, the Registrable Securities of NECP requesting to be included in such Registration and all other securities requested to be included in such Registration on a pro rata basis; and

(iii) if AppTech is engaged in, or has definitive plans to engage in, any activity or negotiations that, in the good faith determination of the Board of Directors of AppTech, would be adversely affected by disclosure that would be required in connection with a Registration to the material detriment of AppTech, then AppTech may delay such registration for a period of eighty (80) days from the date of termination or disclosure of such activity or negotiations.

SECTION 3. Mandatory Registration.

In the event AppTech does not initiate an Incidental Registration, discontinues an Incidental Registration at any time prior to the effective date of any Registration Statement, or any of the Registrable Securities remain unregistered as of the eighteen (18) month anniversary of the date hereof, then NECP shall have the right to demand (the “Demand Notice”), and AppTech agrees to file, a Registration Statement with the SEC to register the Registrable Securities and to achieve effectiveness of said Registration Statement within one hundred twenty (120) days of the Demand Notice.

SECTION 4. Underwriters.

4.1 Underwritten Offers. The provisions of this Section 4 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 2 and 5, to any Registration which is an underwritten offering.

4.2 Selection of Underwriters. If a Registration of Registrable Securities is being effected pursuant to Section 2 and such securities are to be distributed by or through one or more underwriters, AppTech shall have the right to select one or more underwriters to administer the offering.

4.3 Participation in Underwritten Registrations. NECP shall have the right to participate in any underwritten Registrations.

4.4 Holdback Agreement of NECP. If and whenever AppTech proposes to register any of its equity securities under the Securities Act for its own account (other than on Form S-4 or S-8 or any successor form) or is required to use all commercially reasonable efforts to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 2, NECP agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities, of any other equity securities of AppTech, or any securities convertible into or exchangeable for any equity securities of AppTech, within fifteen (15) days prior to and ninety (90) days after the effective date of the Registration Statement relating to such Registration, except as part of such Registration or with the prior written consent of AppTech and the managing underwriter, if any.

SECTION 5. Registration Procedures.

5.1 Obligations of AppTech. If and whenever AppTech is required pursuant to Section 2 or Section 3 to effect a Registration of Registrable Securities, AppTech shall, subject to the provisions of Section 2 or Section 3, (as applicable):

(a) prepare and file with the SEC a Registration Statement covering such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

(b) use all commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement and Prospectus used in connection therewith effective at least until the earlier of (i) one-hundred eighty (180) days after the effective date of such Registration Statement, and (ii) the completion of the distribution by NECP of all of the Registrable Securities covered by such Registration Statement (the “Effectiveness Period”);

(c) furnish to NECP such numbers of copies of a prospectus, including a preliminary prospectus, as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such states within the United States as AppTech determines, provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any state wherein it is not so qualified, subject itself to taxation in any state wherein it is not so subject, or take any action which would subject it to general service of process in any state wherein it is not so subject; and

(e) (i) notify NECP of Registrable Securities covered by such Registration Statement if, to its knowledge, such Registration Statement, at the time it or any amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable, prepare and file with the SEC a post-effective amendment to such Registration Statement and use commercially reasonable efforts to cause such post-effective amendment to become effective such that such Registration Statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify NECP of Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, if, to its knowledge, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as promptly as practicable, prepare and furnish to NECP a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

NECP agrees that upon receipt of any notice from AppTech pursuant to Section 4.1(d), NECP will promptly discontinue the NECP’s disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until NECP shall have received notice from AppTecg that such Registration Statement has been amended and/or copies of the supplemented or amended Prospectus contemplated by Section 4.1(d) have been furnished. If so directed by AppTech, NECP of Registrable Securities will deliver to the Company all copies, other than permanent file copies, in NECP’s possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

(f) in the event of any underwritten public offering, enter into an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, and take all such customary actions in connection therewith;

(g) use its commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be qualified for inclusion in or listed on each securities exchange on which similar securities issued by AppTech are then listed to the extent such Registrable Securities satisfy applicable listing requirements;

(h) make available to NECP AppTech’s transfer agent and registrar to expedite and facilitate disposition by NECP of Registrable Securities pursuant to any registration statement;

(i) obtain a CUSIP number for all such Registrable Securities (if applicable), in each case not later than the effective date of such registration; and

(j) facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to any registration statement and enable such certificates to be in such denominations or amounts as NECP may reasonably request and registered in such names as NECP may request (subject to potential restrictions on transfer set forth in the SLSA); and

(k) take all other reasonable and customary actions necessary to expedite and facilitate disposition by NECP of Registrable Securities pursuant to any registration statement.

5.2 Rule 144(c)(1). In accordance with subsection (c)(1) of Rule 144, the Company hereby covenants and agrees that, during the term of this Agreement, it (i) will remain subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and (ii) will file all reports required to be filed under Section 13 or Section 15(d) of the Exchange Act.

5.3 Seller Information. The Company may require any holder of any Registrable Securities as to which any Registration is being effected to furnish to AppTech such information regarding such holder and the distribution of such Registrable Securities as AppTech may from time to time reasonably request and as shall be required by law in connection therewith. NECP agrees to furnish promptly to AppTech all information required to be disclosed in order to make the information previously furnished to AppTech by NECP not materially false or misleading.

SECTION 6. Registration Expenses.

AppTech shall pay all Registration Expenses arising from or incidental to the performance of, or compliance with, this Agreement.

SECTION 7. Authorization of Restricted Shares.

AppTech hereby represents and warrants to NECP that the Restricted Shares were duly authorized and reserved for issuance as of the Funding Date and, upon issuance to NECP as contemplated in the SLSA , were fully paid and nonassessable, and the issuance thereof was not subject to any preemptive or other similar right. AppTech had a sufficient number of shares of unissued Common Stock authorized under its Certificate of Domestication, as amended, to issue the Restricted Shares that were delivered to NECP under the SLSA.

SECTION 8. Indemnification.

8.1 Indemnification by AppTech. To the extent permitted by law, AppTech shall indemnify, defend and hold harmless NECP, and the directors, officers, employees and shareholders of NECP, any underwriter (as defined in the Securities Act) for NECP and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) NECP or such underwriter from and against any and all losses, claims, damages and liabilities, joint or several, (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, or proceeding or any claim asserted) to which any of the foregoing may become subject, under the Securities Act, the Exchange Act, any state securities laws, or otherwise, based upon or arising out of any untrue statement or alleged untrue statement of a material fact in a Registration Statement, any Prospectus or omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that AppTech shall have no obligation to indemnify or hold harmless such persons in any such case for any such loss, claim, damage, liability or action if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to AppTech by NECP expressly for use in the preparation of such Registration Statement, Prospectus, or amendment or supplement thereto; and provided further, however, that AppTech shall have no obligation to indemnify or hold harmless NECP with respect to any Prospectus, if the person asserting any claim purchased shares in the offering and if a copy of the Prospectus was not sent or given by or on behalf of NECP to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the Prospectus would have cured the defect giving rise to such claim.

8.2 Indemnification Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand (each, a “Proceeding”) shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to Section 8.1, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. If any such Proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent in such Proceeding the Indemnified Person and any others entitled to indemnification pursuant to this Section 8. Any indemnification required to be made by an Indemnifying Party pursuant to this Section 8 shall be made by periodic payments to the Indemnified Party during the course of the action or proceeding, as and when bills are received by such Indemnifying Party with respect to an indemnifiable loss, claim, damage, liability or expense incurred by such Indemnified Party. In any such Proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such Proceeding (including, without limitation, any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both such parties by the same counsel would be inappropriate due to actually or potentially differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any Proceeding or related Proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to any reasonably necessary local counsel) for all Indemnified Persons. Any such separate firm (x) for NECP, its directors, officers, employees and shareholders and any control persons of NECP may only be designated in writing by NECP and (y) in all other cases may only be designated in writing by AppTech. The Indemnifying Person shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such Proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

8.3 Other Remedies. If for any reason the foregoing indemnities are unavailable, or are insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other in connection with the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) and the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 8.3 except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 8 if such indemnification were enforceable under applicable law.

SECTION 9. Miscellaneous.

9.1 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

9.2 Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earlier of (a) its termination by the consent of the parties hereto or their respective successors in interest, and (b) the date on which no Registrable Securities remain outstanding.

9.3 Notices. All notices required to be delivered by the provisions of this Agreement shall be deemed to have been received: (i) when delivered by hand; or (ii) on the day of delivery confirmation after being delivered by a reputable international courier service; or (iii) at the time sent via email; in each case to the principal business address or an agreed email address of the Parties set forth above, or such other principal business address or email address of which the notifying Party has been notified in accordance with this Clause 9 (“Business Address”).

The Parties agree that the Business Address for the Parties as of the date of this Agreement are as follows:

NECP:

Office 32, Building 869, Road 3618, Block 436

Seef District

Kingdom of Bahrain

Attn: Mr. Andrew Sims, CEO

And

AppTech:

5876 Owens Avenue

Suite 100

Carlsbad CA 92008

United States of America

Attn: Luke D’Angelo

The Parties further agree that, with regard to AppTech, the following email addresses shall be valid for service of notice under this Agreement ldangelo@apptechcorp.com and gwachs@apptechcorp.com and with regard to NECP, the following email addresses shall be valid for service of notice under this Agreement: andrew.sims@necpayments.com and fuad.nonoo@necpayments.com.

9.4 Amendments; Waivers; etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

9.5 Severability. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

9.6 Choice of Law; Dispute Resolution.

(a)                        Subject to clause 9.6(b) below, this Agreement shall be governed by and interpreted in accordance with laws of the State of Delaware and the federal laws of the United States. This Agreement is originally written in the English language and the English language version shall control over any translations.

(b)               The Parties agree to resolve any dispute in connection with this Agreement through good faith negotiations. In the event that a resolution of a dispute is not reached within fifteen (15) days of negotiations commencing the matter shall be escalated to the Chief Executive Officer of AppTech and the Chief Executive Officer of NECP who shall attempt to agree a final resolution to the dispute. In the event that a resolution is still not agreed within a further fifteen (15) days, the dispute, shall be submitted to arbitration in accordance with the International Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three and the place of arbitration shall be New York, United States of America. The language(s) of the arbitration shall be English. Any award shall be final and binding on the Parties and may be confirmed in, and judgment upon the award entered by, any court having jurisdiction. Each party shall bear their own costs for the arbitration, but they shall equally share the fees of the arbitrators. The arbitrators are explicitly authorised to award attorneys’ fees as part of any award. This arbitration provision shall be deemed to be self-executing and in the event either Party fails to appear at any properly noticed arbitration proceeding, award may be entered against either Party notwithstanding a Party’s failure to appear. Nothing in this Clause 9.6 shall bar the right of either Party to seek and obtain injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that is likely to cause irreparable harm pending completion of the arbitration. For those matters excluded from arbitration under this provision, the Parties agree to use the United States Federal Courts located in the Eastern District of New York and they consent to the jurisdiction thereof for service of process.

9.7 Successors, Assigns and Transferees. This Agreement shall not be assignable or otherwise transferable by NECP without the prior written consent of AppTech. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.8 No Third Party Beneficiaries. Except as provided in Section 8 with respect to indemnification of certain third parties hereunder, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

9.9 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

9.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

9.11 Confidentiality. The parties hereto agree that the terms and provisions of Section 6 of the SLSA shall apply to any information disclosed by either party under or in connection with this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

APPTECH CORP.

By:	/s/ Luke D’Angelo
Name:	Luke D’Angelo
Title:	Interim Chief Executive Officer

NEC PAYMENTS B.S.C. (CLOSED)

By:	/s/ Fuad Nonoo
Name:	Fuad Nonoo
Title:	Chairman and Authorized Person